Exhibit 99.1
Dollar Tree, Inc. to Host Second Quarter Earnings Conference Call

CHESAPEAKE, Va.--(BUSINESS WIRE)--Dollar Tree, Inc. (NASDAQ: DLTR), will report financial results for the second quarter 2025 ended August 2, 2025, before the stock market opens on Wednesday, September 3, 2025, followed by a conference call for investors and analysts at 8 a.m. EDT. Chief Executive Officer Mike Creedon and Chief Financial Officer Stewart Glendinning will discuss the company’s results and lead a question-and-answer session.

WHEN:	Wednesday, September 3, 2025 8 a.m. Eastern Time

DIAL-IN:	Please dial (877) 407-3943 or (201) 689-8855 at least 10 minutes prior to the scheduled start time.

WEBCAST:	Available on the investor relations section of the company's website at https://corporate.dollartree.com/investors/news-events/ir-calendar.

REPLAY:	A recorded version of the call will be accessible approximately three hours after the completion of the call by dialing (877) 660-6853 or (201) 612-7415 and entering the passcode 13755275. The replay will be available for seven days after the call.

CONTACT:	Dollar Tree, Inc. Robert A. LaFleur Senior Vice President, Investor Relations (757) 991-5645 DLTR-E